Exhibit 4.29

FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 12, 2003 (this “Amendment”) is entered into among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (in such capacity, the “Seller”), AMERISOURCEBERGEN DRUG CORPORATION, a Delaware corporation, as the initial Servicer (in such capacity, the “Servicer”), the VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY THERETO, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrator for each of the Purchaser Groups party thereto (together with its successors and assigns in such capacity, the “Administrator”).

RECITALS

A. The Seller, Servicer, the various other Purchaser Groups from time to time party thereto and the Administrator have entered into that certain Receivables Purchase Agreement, dated as of July 10, 2003 (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

B. The parties to the Agreement desire to enter into this Amendment to amend the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Exhibit I to the Agreement.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 The last sentence in the definition of “Obligor Concentration Limit” as set forth in Exhibit I to the Agreement is hereby amended as follows:

As of December 12, 2003, Longs Drug Stores Corporation, AdvancePCS, Inc. and Medco Health Solutions, Inc. shall have a Special Concentration Limit of 8.0%, 5.5% and 4.75%, respectively.

2.2 The definition of “Required Reserve Factor Floor” as set forth in Exhibit I to the Agreement is hereby amended by replacing the reference to “18.5%” therein with “20.75%”.

3. Effect of Amendment. This Amendment shall become effective upon the execution of such Amendment by all of the parties hereto. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in each of the Agreements to “this Agreement”, “hereof”, “herein”, or words of similar effect referring to such Agreement shall be deemed to be references to the Agreement, as amended by this Amendment. This

Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement (or any related document or agreement) other than as set forth herein.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to any otherwise applicable principles of conflicts of law.

6. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, or the Agreements or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller

By:	/s/ J.F. Quinn
Name:	J.F. Quinn
Title:	Vice President & Corporate Treasurer

AMERISOURCEBERGEN DRUG CORPORATION, as initial Servicer

By:	/s/ J.F. Quinn
Name:	J.F. Quinn
Title:	Vice President & Corporate Treasurer

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BLUE RIDGE ASSET FUNDING CORPORATION, as a Conduit Purchaser

BY: WACHOVIA CAPITAL MARKETS, LLC, its attorney-in-fact

By:	/s/ Douglas R. Wilson, Sr.
Name:	DOUGLAS R. WILSON, SR.
Title:	VICE PRESlDENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrator and as Purchaser Agent and Related Committed Purchaser for Blue Ridge Asset Funding Corporation

By:	/s/ Kenny Karpowicz
Name:	Kenny Karpowicz
Title:	Vice President

By:	/s/ Kenny Karpowicz
Name:	Kenny Karpowicz
Title:	Vice President

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EAGLEFUNDING CAPITAL CORPORATION, as a Conduit Purchaser

BY:	FLEET SECURITIES, INC., its attorney-in-fact

By:	/s/ John T. Hackett, III
Name:	John T. Hackett, III
Title:	Managing Director

FLEET NATIONAL BANK, as a Related Committed Purchaser for EagleFunding Capital Corporation

BY:	FLEET SECURITIES, INC.

By:	/s/ John T. Hackett, III
As Agent for Fleet National Bank
Name:	John T. Hackett, III
Title:	Managing Director

FLEET SECURITIES, INC., as Purchaser Agent for EagleFunding Capital Corporation and its Related Committed Purchasers

By:	/s/ John T. Hackett, III
Name:	John T. Hackett, III
Title:	Managing Director

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LIBERTY STREET FUNDING CORP., as a Conduit Purchaser

By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	Vice President

THE BANK OF NOVA SCOTIA, as Administrator and as Purchaser Agent and Related Committed Purchaser for Liberty Street Funding Corp.

By:	/s/ Michael Eden
Name:	Michael Eden
Title:	Director

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ATLANTIC ASSET SECURITIZATION CORP., as a Conduit Purchaser

BY:	CREDIT LYONNAIS, its attorney-in-fact

By:	/s/ Anthony Brown
Name:	Anthony Brown
Title:	Vice President

CREDIT LYONNAIS, as Administrator and as Purchaser Agent and Related Committed Purchaser for Atlantic Asset Securitization Corp.

By:	/s/ Anthony Brown
Name:	Anthony Brown
Title:	Vice President

S-5	First Amendment to Receivables Purchase Agreement (ARFC)

MARKET STREET FUNDING CORPORATION, as a Conduit Purchaser

By:	/s/ Evelyn Echevarria
Name:	Evelyn Echevarria
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Administrator and as Purchaser Agent and Related Committed Purchaser for Market Street Funding Corporation

By:	/s/ John T. Smathers
Name:	John T. Smathers
Title:	Vice President

S-6	First Amendment to Receivables Purchase Agreement (ARFC)